===============================================================================



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC 20549-1004



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported) March 3, 2008



                           GENERAL MOTORS CORPORATION
             (Exact Name of Registrant as Specified in its Charter)



               1-143                   DELAWARE                38-0572515
      (Commission File Number)     (State or other          (I.R.S. Employer
                                    jurisdiction of         Identification No.)
                                    incorporation)


      300 Renaissance Center, Detroit, Michigan                 48265-3000
      (Address of Principal Executive  Offices)                 (Zip Code)



                                 (313) 556-5000
              (Registrant's telephone number, including area code)


                                 Not Applicable
          (Former name or former address, if changed since last report)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

{ } Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

{ } Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17-CFR
    240.14a-12)

{ } Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

{ } Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


===============================================================================

                                TABLE OF CONTENTS

ITEM 5.02 Appointment of Principal Officers
ITEM 9.01 Financial Statements and Exhibits
Signature
Index to Exhibits
         Press Release Dated March 3, 2008

ITEM 5.02   APPOINTMENT OF PRINCIPAL OFFICERS

On March 3, 2008, the Board of Directors of General Motors Corporation took the following actions. Regarding incentive compensation, any actual compensation that may be realized from the following grants will be dependent on GM's financial results and stock price performance.

(1) Frederick A. Henderson, 49, has been elected President and Chief Operating Officer of the Corporation effective March 3, 2008. Mr. Henderson has been Chief Financial Officer and a Vice Chairman of the Corporation since January 1, 2006. Prior positions include Group Vice President and Chairman of General Motors Europe (GME) from June 2004 to January 2006, Group Vice President and President of GM Asia Pacific from 2002 to 2004. As President and Chief Operating Officer, Mr. Henderson's base salary will be $1,800,000. His 2008 Annual Incentive Plan target will be $2,430,000 and long-term incentive opportunity under the 2008 - 2010 Stock Performance Plan will be a grant of 110,376 shares of GM Common Stock. In addition, he will receive 250,000 stock options and 60,000 restricted stock units. The stock options will vest ratably over a three year period. The restricted stock units will vest 1/3 in year three (2011) with the remaining 2/3 vesting through year five.

    Mr. Henderson's brother, Douglas L. Henderson, is a non-executive employee of the Corporation, with annual compensation of less than $200,000. Other than that relationship, there is no reportable relationship between the Corporation or its affiliates and Mr. Henderson.

(2) Ray G. Young, 46, has been elected Executive Vice President and Chief Financial Officer effective March 3, 2008. Mr. Young has been Group Vice President of Finance since November 1, 2007. He was previously President and Managing Director of GM do Brasil, from January 2004 to November 2007 and GMNA Vice President and Chief Financial Officer from August 2001 to January 2004. As Chief Financial Officer, Mr. Young's base salary will be $900,000. His 2008 Annual Incentive Plan target will be $945,000 and long-term incentive opportunity under the 2008 - 2010 Stock Performance Plan will be a grant of 16,557 shares of GM Common Stock. In addition, he will receive 87,500 stock options and 30,354 cash-based restricted stock units. The stock options will vest ratably over a three year period. The cash-based restricted stock units will vest ratably over a three year period.

    In addition, the Board of Directors took the following actions for the 2008 compensation planning cycle:

(3) Mr. Wagoner's salary has been restored to its 2003 level of $2,200,000. His 2008 Annual Incentive Plan target will be $3,520,000 and long-term incentive opportunity under the 2008 - 2010 Stock Performance Plan will be a grant of 165,563 shares of GM Common Stock. In addition, he will receive 500,000 stock options and 75,000 restricted stock units. The stock options will vest ratably over a three year period. The restricted stock units will vest 1/3 in year three
(2011) with the remaining 2/3 vesting through year five.

(4) Grants of performance contingent stock options were approved for Messrs. Wagoner and Henderson, in amounts of 500,000 shares and 200,000 shares, respectively. These options were granted at $23.13 on the date of grant, March 5, 2008 and will vest following the first anniversary date of the grant if the price of GM Common stock reaches $40.00 (173% of the grant price) prior to March 5, 2013 and this price is maintained for a ten day period within thirty consecutive trading days. Vested performance options may be exercised through March 5, 2015 (a seven year term). Net shares acquired upon exercise must be held for at least a two year period while the executive is actively employed. Shares acquired upon exercise after retirement are not subject to this holding requirement. Options that do not vest before March 5, 2013 will be forfeited.

(5) General Motors Corporation announced the foregoing personnel changes in a press release issued on March 3, 2008. That press release is filed herewith as exhibit 99.1.


ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

                                    EXHIBITS
                                    --------

Exhibits                      Description                   Method of Filing
--------                      -----------                   ----------------

Exhibit 99.1                  Press Release                 Attached as Exhibit
                              Dated March 3, 2008

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          GENERAL MOTORS CORPORATION
                                          --------------------------
                                          (Registrant)


Date:  March 6, 2008                 By:  /s/Nick S. Cyprus
                                          -----------------
                                          Nick S. Cyprus, Controller and
                                          Chief Accounting Officer